Comerica Incorporated RBC Capital Markets Financial Institutions Conference March 6, 2024 Jim Herzog Chief Financial Officer Peter Sefzik Chief Banking Officer Kelly Gage Director of Investor Relations Safe Harbor Statement This presentation includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. In addition, Comerica may make other written and oral communications from time to time that contain such statements. All statements regarding Comerica's expected financial position, strategies and growth prospects as well as general economic conditions expected to exist in the future are forward-looking statements. The words, “anticipates,” “believes,” "contemplates," “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” "on track," “trend,” “objective,” “looks forward,” "projects," "models" and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. Comerica cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date the statement is made, and Comerica does not undertake to update forward- looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. In addition to factors mentioned elsewhere in this report or previously disclosed in Comerica's SEC reports (accessible on the SEC's website at www.sec.gov or on Comerica's website at www.comerica.com), actual results could differ materially from forward-looking statements and future results could differ materially from historical performance due to a variety of reasons, including but not limited to, the following factors: changes in customer behavior may adversely impact Comerica's business, financial condition and results of operations; unfavorable developments concerning credit quality could adversely affect Comerica's financial results; declines in the businesses or industries of Comerica's customers could cause increased credit losses or decreased loan balances, which could adversely affect Comerica; governmental monetary and fiscal policies may adversely affect the financial services industry, and therefore impact Comerica's financial condition and results of operations; fluctuations in interest rates and their impact on deposit pricing could adversely affect Comerica's net interest income and balance sheet; Comerica's transition away from the Bloomberg Short-Term Bank Yield Index could adversely affect its financial results; Comerica must maintain adequate sources of funding and liquidity to meet regulatory expectations, support its operations and fund outstanding liabilities; reduction in Comerica's credit ratings could adversely affect Comerica and/or the holders of its securities; the soundness of other financial institutions could adversely affect Comerica; security risks, including denial of service attacks, hacking, social engineering attacks targeting Comerica’s colleagues and customers, malware intrusion or data corruption attempts, and identity theft, could result in the disclosure of confidential information, adversely affect its business or reputation, and create significant legal and financial exposure; cybersecurity and data privacy are areas of heightened legislative and regulatory focus; Comerica’s operational or security systems or infrastructure, or those of third parties, could fail or be breached, which could disrupt Comerica’s business and adversely impact Comerica’s results of operations, liquidity and financial condition, as well as cause legal or reputational harm; Comerica relies on other companies to provide certain key components of its delivery systems, and certain failures could materially adversely affect operations; legal and regulatory proceedings and related financial services industry matters, including those directly involving Comerica and its subsidiaries, could adversely affect Comerica or the financial services industry in general; Comerica may incur losses due to fraud; controls and procedures may fail to prevent or detect all errors or acts of fraud; changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight, may have a material adverse impact on Comerica's operations; damage to Comerica’s reputation could damage its businesses; Comerica may not be able to utilize technology to develop, market and deliver new products and services to its customers; competitive product and pricing pressures within Comerica's markets may change; the introduction, implementation, withdrawal, success and timing of business initiatives and strategies may be less successful or may be different than anticipated, which could adversely affect Comerica's business; management's ability to maintain and expand customer relationships may differ from expectations; management's ability to retain key officers and employees may change; any future strategic acquisitions or divestitures may present certain risks to Comerica's business and operations; general political, economic or industry conditions, either domestically or internationally, may be less favorable than expected; inflation could negatively impact Comerica's business, profitability and stock price; methods of reducing risk exposures might not be effective; catastrophic events, including pandemics, may adversely affect the general economy, financial and capital markets, specific industries, and Comerica; climate change manifesting as physical or transition risks could adversely affect Comerica's operations, businesses and customers; changes in accounting standards could materially impact Comerica's financial statements; Comerica's accounting policies and processes are critical to the reporting of financial condition and results of operations and require management to make estimates about matters that are uncertain; Comerica's stock price can be volatile; and an investment in Comericas' equity securities is not insured or guaranteed by the FDIC. compliance with more stringent capital requirements may adversely affect Comerica; changes to tax law or regulations, or changes to administrative or judicial interpretations of tax law or regulations, could adversely affect Comerica; climate change manifesting as physical or transition risks could adversely affect Comerica's operations, businesses and customers; changes in accounting standards could materially impact Comerica's financial statements; Comerica's accounting policies and processes are critical to the reporting of financial condition and results of operations and require management to make estimates about matters that are uncertain; Comerica's stock price can be volatile; and an investment in Comericas' equity securities is not insured or guaranteed by the FDIC. 2©2024, Comerica Inc. All rights reserved.

3©2024, Comerica Inc. All rights reserved. Positioned for the Future Strong foundation & strategic actions create opportunity for enhanced returns over time The Right Business Strategy • Distinct value proposition for target customers with larger bank capabilities & smaller bank delivery • Leaning into commercial strengths while investing further in complementary fee & deposit generating products Diversified • Deliberate diversification across business lines limits exposure to any one sector or asset class • MSA-focused geographic strategy capitalizes on growth opportunities while limiting exposure to individual states or regions Favorable Earnings Trajectory • NII to benefit from maturing swaps & securities into 2025 • Prepared for lower rate environment • Demonstrated expense discipline through recent actions Strong Liquidity & Funding • Peer leading NIB mix • Low loan to deposit ratio • Abundant access to liquidity • Successful 1Q24 debt issuance, largest in our history Disciplined Credit • Track record of peer outperformance through cycles • Well-reserved relative to peers • ~40% of total CRE exposure is owner occupied • No NY rent-controlled multi-family exposure • Nominal office exposure (<2% of total CMA loans) Regulatory Preparedness • Prior experience under Enhanced Prudential Standards • At $86B of assets, current organic growth strategy provides runway • CET1 ex AOCI opt-out exceeded regulatory minimums at 12/31 • Strong liquidity position • Quantified operational cost to comply APPENDIX

The Right Balance

Positioned to effectively meet the unique needs of our target customers



Large Bank Capabilities
Small Bank Service

Full suite of products & services including credit capacity, treasury management, & capital market solutions

Experienced & tenured team delivering consistency to our relationships across markets & businesses

Industry expertise adding unique value to our customers

Tailored solutions & customized product offerings to meet our customers needs

Localized advice for our customers

Community engagement recognizing we all play a role in advancing the markets & communities we serve

Recent Awards & Recognition

One of America's Most JUST Companies by JUST Capital and CNBC



JUST
PROUD TO BE ONE OF AMERICA'S MOST JUST COMPANIES

2023 Newsweek Honors

- America's Most Responsible Companies
- America's Greenest Companies
- America's Greatest Workplaces



2023-2024 Corporate Equality Index

Earned a score of 100 on the Human Rights Campaign Foundation's 2023-2024 Corporate Equality Index (CEI)

©2024, Comerica Inc. All rights reserved.

5

Diversified Businesses

Unique & complementary model

Commercial Bank	Wealth Management	Retail Bank
Deliver a first-class commercial solution as a "Leading Bank for Business" including a robust digital suite Grow Middle Market, Business Banking & Specialty Businesses in which we have expertise	Generate capital-efficient fee income Focus on organic & other strategic growth opportunities	Deliver a high level of service to customers across all touchpoints Provide important funding source for the Corporation in terms of size, granularity & deposit diversification

Cohesive relationship strategy across our divisions unlocks the value of our franchise



Loans¹
86%
10%
4%
Commercial Bank
Wealth Management
Retail Bank



Deposits²
49%
6%
37%
8%
Commercial Bank
Wealth Management
Retail Bank
Other

[1]Average 4Q23 loans • [2]Average 4Q23 deposits

©2024, Comerica Inc. All rights reserved.

6

Loan Update Positioned for responsible growth 1Q24 metrics through 2/29/24 are preliminary & subject to change. Quarterly and other shorter-duration results may not be representative of longer-duration performance due to business seasonality or other circumstances 1Comparisons of 1Q24 through 2/29/24 vs 4Q23 2Outlook as of 3/5/24 7©2024, Comerica Inc. All rights reserved. 53.5 55.4 54.0 52.8 51.5 30.0 40.0 50.0 60.0 1Q23 2Q23 3Q23 4Q23 1Q24 Thru 2/29 Loan Trends ($ in billions; average) Quarter-to-Date Trends Through 2/29 • ~$1.3B decrease in QTD average loans1 • Largest declines in Middle Market, Equity Funds Services & National Dealer Services • Largest increase in Commercial Real Estate • 1Q24 Outlook2: Expect average loan balances in line with prior 1Q guidance range 56.5 57.5 57.0 55.5 53.7 45% 46% 47% 47% 48% 4Q22 1Q23 2Q23 3Q23 4Q23 Utilization Loan Commitments Declined with Increased Selectivity (period-end: $ in billions) ©2024, Comerica Inc. All rights reserved. 1Q24 metrics through 2/29/24 are preliminary & subject to change. Source for peer data: S&P Global Market Intelligence & company press releases; for a comprehensive list of our peer group please see our 2023 Proxy Statement 1Comparisons of 1Q24 through 2/29/24 vs 4Q23 2Outlook as of 3/5/24 3Deposit growth calculated as the difference between ending deposit balances for the dates outlined using H.8 data 8 Deposits Update Quarter-to Date Trends Through 2/29 • QTD average deposits down ~$1B from 4Q24 average1 • Increases in Large Corporate & Entertainment, offset by declines in brokered CDs, TLS & Middle Market + ~$500MM increase in average interest bearing which includes a ~$500MM average decline in brokered CDs - ~$1.5B decrease in average noninterest bearing • NIB average deposit mix 40% QTD; average loan to deposit ratio of 79% • 1Q24 Outlook2: Expect average balances in line with prior 1Q guidance range Normal deposit seasonality; retain competitive advantage with favorable NIB mix Deposit Trends ($ in billions; Average) Noninterest-bearing % of Total Deposits (Avg; percentages; 4Q23) 67.8 64.3 65.9 66.0 65.1 30.0 40.0 50.0 60.0 70.0 1Q23 2Q23 3Q23 4Q23 1Q24 Thru 2/29 18 21 22 22 25 26 26 28 30 31 34 35 36 42 W B S H B A N C FG K EY SN V FI TB FH N B O K F M TB W A L R F ZI O N C FR C M A Peer Average 2.21% 1.04% -0.48% CMA All Commercial Banks Large Commercial Banks Deposit Growth3 (period-end; 2/14/24 vs. 5/31/23)

Interest Rate Sensitivity Largely achieved strategic objective to protect earnings from rate volatility 2/29/24 1Outlook as of 3/5/24 2For methodology see Company’s Form 10-K, as filed with the SEC. Estimates are based on simulation modeling analysis from our base case which utilizes a static balance sheet as of 12/31/23 9©2024, Comerica Inc. All rights reserved. • >33% increase to FY22 NII over FY21 (including PPP) • 4 - 5% increase in 4Q22 over 3Q22 (including PPP) Management Outlook for Net Interest Inc me1 • 1Q24 Outlook: Expect net interest income in line w th prior 1Q guidanc range excluding volatility from BSBY cessation • BSBY cessation & re-designation expected to create continued volatility Estimated 12-Month Net Interest Income Impact Relative to Baseline 100 bps gradual decrease $23MM 100 bps gradual decrease & 60% incremental beta $44MM 100 bps gradual increase -$36MM 100 bps gradual increase & 60% incremental beta -$65MM Sensitivity Analysis as of 12/31/23 Rates UP Rates DOWN Loan Balances Modest increase Modest decrease Deposit Balances Moderate decrease Moderate increase Deposit Beta ~48% per incremental change Securities Portfolio Partial reinvestment of cash flows Hedging (Swaps) No additions modeled 12/31/23 Model Assumptions2 100 bps (50 bps avg) gradual, non-parallel rise 22.9 23.7 23.5 23.5 23.6 23.4 23.3 22.9 22.4 2.43% 2.47% 2.49% 2.51% 2.54% 2.55% 2.55% 2.57% 2.61% 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 10©2024, Comerica Inc. All rights reserved. Net Interest Income Expected Securities Repayments & Maturities2 ($ in millions) 440 650 625 625 520 575 650 545 1.71 1.41 1.54 1.39 1.42 1.50 1.44 1.48 1Q24 2Q24 3Q24 4Q24 1Q25 2Q35 3Q25 4Q25 Contractual Swap Notionals as of 12/31/231 ($ in billions; average; weighted average yield) Swap & securities attrition expected to create tailwind into 2025 Project 14 bps point to point higher yield & $1.3B lower notional from 1Q24 to 4Q25; lessens pressure on NII Deployment of liquidity from repayment of lower yielding securities expected to benefit NII Modest treasury reinvestment for collateral maintenance 12/31/23 1Received fix/pay floating swaps; maturities extend through 3Q30; Table reflects the ultimate swaps average notional balances & weighted average yields post CME LIBOR transition for terms of current & forward starting swaps currently under contract & assumes no future termination 2Outlook as of 3/5/24

Capital Management

Maintained capital position above target CET1 of ~10%



CET1
Tier 1
10.80%
11.09%
7.93%
11.30%
11.60%
7.0%
8.5%
3Q23
4Q23
3Q23
4Q23
Regulatory Minimum + Capital Conservation Buffer (CCB)
Estimated CET1 with AOCI opt-out



Accumulated Other Comprehensive Income
($ in billions)
(2.1)
(0.6)
(0.5)
(2.2)
(1.0)
(0.5)
(2.8)
(1.3)
(0.5)
(2.0)
(0.6)
(0.4)
1Q23
2Q23
3Q23
4Q23
Securities
Swaps
Pension

Estimated Change in AOCI Derived Simulated Sensitivity Analysis for Securities & Swap Portfolios

Scenarios		Est. AOCI Increase / (Decrease)
Rate shock + 100 bps	Static balances	($1.4B)
Rates shock - 100 bps	Static balances	$1.4B

Basel III Endgame Capital Considerations

We are not subject to these proposed rules with ~$86B in assets as of 12/31/23.

If subject to proposed Basel III Endgame capital requirements relating to AOCI opt-out changes, our estimated CET1 would exceed regulatory minimums & conservation buffer as of 12/31/23[1].



Common Equity Ratio
5.34%
7.00%
3Q23
4Q23
Common Equity Ratio



Tangible Common Equity Ratio2
4.62%
6.30%
3Q23
4Q23
Tangible Common Equity Ratio



Common Equity
($ in billions; period-end)
4.6
6.0
3Q23
4Q23
Common Equity

4Q23: AOCI impact[3] of (328 bps) | AOCI impact[3] of (332 bps) | AOCI impact of ($3.0)

12/31/23 • [1]Considers AOCI for securities & pension & related RWA benefit utilizing 12/31/23 risk weighting. Does not assume other potential Basel III Endgame impacts (such as market risk, operational risk & changes to standard counter-party risk). • [2]Refer to reconciliation of non-GAAP financial measures in appendix • [3]Represents the impact of $3.0B in AOCI on common equity and $2.3B in corresponding impacts to total assets

©2024, Comerica Inc. All rights reserved.

11

Our Differentiated Value Proposition

A Leading Bank for Business complemented by strong Retail & Wealth Management

Distinctive Commercial Franchise

- **Long-standing, trust-based customer relationships**, averaging >15 years in Middle Market
- Tenured, **expert relationship & group managers** with average 10 & 20 years at Comerica, respectively
- Consistent, disciplined **credit underwriting** standards & a "through-the-cycle" mindset
- Diversified business mix with **attractive, growth & relationship-oriented** business lines like Middle Market, Environmental Services & Small Business
- **Complimentary marketing services** to help small businesses grow

Complementary fee & relationship products

- Distinctive **Treasury Solutions** used for ~95% of Commercial noninterest-bearing deposits
- Complementary **Capital Markets business**
- Differentiated **Wealth Management business** specializing in the needs of business owners and executives, used by 39% of Commercial clients[1]
- Largest third-party fiduciary business in the country with **Advisor Solutions** serving some of the country's largest Broker Dealers in Estate Settlement; Oil, Gas & Mineral Management; Special Needs Trusts & Philanthropic

Robust, low-cost deposit base

- **Deep, sticky operating accounts** with our C&I customers driving a 78% loan-to-deposit ratio, below our 15-year average
- **Expert bankers** serving **tenured customer relationships** with average customer deposit balance exceeding industry
- Growing small business segment of **deposit rich relationships** (97% have a deposit relationship)

Efficient technology & operations

- Lean, modern **technology architecture & delivery** model, including our "digital factory"
- ~75% of our business applications are **Cloud & SAAS based**
- Investment spend focused only on areas of **true competitive advantage**
- Modernization journey to **transform retail delivery** to optimize experience & efficiency
- Taking incremental actions to **enhance efficiencies**

12/31/23 • [1]As of 9/30/23

©2024, Comerica Inc. All rights reserved.

12

Diversified Geographic Footprint

Comerica

Large, higher growth urban markets | Predominance of middle market companies & wealth management opportunities | Highly integrated, cost-effective platform

Texas
- Established: 1988
- #2 largest state GDP
- Business friendly environment
- Dallas-Fort Worth, Houston, Austin, San Antonio

California
- Established: 1991
- #1 largest state GDP
- Deep industry expertise
- L.A., San Diego, San Jose, San Francisco

Michigan
- Established: 1849
- #14 largest state GDP
- Large retail deposit base
- Detroit, Ann Arbor, Grand Rapids, Lansing

Offices Across U.S.

Primary Markets · Other Markets · Office Locations



Southeast
- Strong population growth & manufacturing base
- 3 commercial offices in Raleigh, Winston-Salem & Charlotte
- New offices in SC & GA
- Serving customers in FL, GA, NC, TN, SC & VA

Mountain West
- Fast growing economy, attractive climate
- 1 office in Denver
- Serving customers in AZ & CO

Loans[1]


23%
36%
24%
18%

MI · CA · TX · Other Markets[3]

Deposits[2]


35%
25%
14%
26%

MI · CA · TX · Other Markets[3]

[1]Average 4Q23 loans • [2]Average 4Q23 deposits • [3]Other Markets includes FL, AZ, International Finance Division & businesses that have a significant presence outside of the three primary geographic markets

©2024, Comerica Inc. All rights reserved.

13

FY23 Results

Comerica

Record average loan balances & net interest income; excellent credit quality

(millions, except per share data)	2023	2022	Change
Average loans	$53,903	$50,460	$3,443
Average deposits	66,018	75,481	(9,463)
Net interest income	2,514	2,466	48
Provision for credit losses	89	60	29
Noninterest income[1]	1,078	1,068	10
Noninterest expenses[1]	2,359	1,998	361
Provision for income tax	263	325	(62)
Net income	881	1,151	(270)
Earnings per share[2]	$6.44	$8.47	$(2.03)
Efficiency Ratio	66%	56%	
Return on Average Equity[3]	16.50%	18.63%	
Return on Average Assets	1.01%	1.32%	

Key Performance Drivers Year over Year

- Loans up $3.4B or 7% driven by growth in Commercial Real Estate & National Dealer Services, partially offset by loan optimization 2H23 including exit of Mortgage Banker
- Deposits impacted by diversification efforts related to industry disruption; stabilization & successful deposit recapture strategy in 2H23
- Record net interest income benefitted from higher rates offsetting impact of deposit & borrowing costs
- Credit quality remained very strong with net charge offs of 4 bps
- Noninterest income impacted by BSBY cessation, offsetting positive trends in noncustomer & customer fee income
- Expenses reflect FDIC special assessment, investment-related pressures & costs associated with initiatives to enhance future earnings power

FY23 compared to FY22 • [1]Includes gains/(losses) related to deferred comp plan of $13MM FY23 & $(18)MM FY22 • [2]Diluted earnings per common share • [3]Return on common shareholders' equity

©2024, Comerica Inc. All rights reserved.

14

Notable 4Q23 Items

Subject[1]	4Q23 Accounting Impact (pre-tax)	4Q23 EPS Impact (net of tax)
FDIC special assessment[2]	+$109MM noninterest expense	($0.62)
Impact of BSBY cessation announcement	-$91MM other noninterest income +$3MM net interest income =$88MM net non-cash, pre-tax impact **Note:** The impact of this accounting change will accrete back over time.	($0.52)
Expense re-calibration initiatives	+$25MM noninterest expense	($0.14)

Additional Item (no bottom-line impact):

Ameriprise partnership accounting	-$2MM noninterest income - $2MM fiduciary income - $2MM other noninterest income + $2MM net increase in brokerage fees -$2MM noninterest expense	None

• [1]See slide 21 for descriptions of notable items • [2]See page F-7 of Company's Form 10-K, as filed with the SEC, for updated information as of February 2024.

©2024, Comerica Inc. All rights reserved.

15

4Q23 Results

Impacted by notable items; strategic balance sheet management intended to support future growth

(millions, except per share data)	4Q23	3Q23	4Q22	Change From 3Q23	Change From 4Q22
Average loans	$52,796	$53,987	$52,375	$(1,191)	$421
Average deposits	66,045	65,883	71,355	162	(5,310)
Net interest income	584	601	742	(17)	(158)
Provision for credit losses	12	14	33	(2)	(21)
Noninterest income[1]	198	295	278	(97)	(80)
Noninterest expenses[1]	718	555	541	163	177
Provision for income tax	19	76	96	(57)	(77)
Net income	33	251	350	(218)	(317)
Earnings per share[2]	$0.20	$1.84	$2.58	$(1.64)	$(2.38)
Efficiency Ratio[3]	91.86%	61.86%	53.00%		
CET1	11.09%	10.80%	10.00%		

Key Performance Drivers 4Q23 compared to 3Q23

- Average loans declined 2.2% with the exit of Mortgage Banker Finance & continued selectivity prioritizing returns
- Deposits remained stable despite impact from Mortgage Banker Finance exit
- Net interest income impacted by lower excess cash, strategic management of loans & successful growth in interest bearing deposits
- Modest net charge-offs of 15 bps; reserve ratio rose to 1.40% reflecting market normalization
- Noninterest income impacted largely by BSBY cessation; investment in customer-related fee income remains a priority
- Noninterest expense impacted by special FDIC assessment & actions taken to enhance future earnings power
- Strong CET1 continued to grow above our 10% strategic target despite notable items

[1]Includes gains/(losses) related to deferred comp asset returns of $6MM 4Q22, ($3MM) 3Q23, $8MM 4Q23 • [2]Diluted earnings per common share • [3]Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants

©2024, Comerica Inc. All rights reserved.

16

CMA vs Peers

Comerica

Total Deposit Change
(Avg; percentages; 4Q23 vs 3Q23)



0.2
1.0
CMA
Peer Avg.

Interest-bearing Deposit Change
(Avg.; percentages; 4Q23 vs 3Q23)



3.7
3.1
CMA
Peer Avg.

Noninterest-bearing Deposit Change
(Avg.; percentages; 4Q23 vs 3Q23)



-4.1
-3.8
CMA
Peer Avg.

Noninterest-bearing % of Total Deposits
(Avg; percentages; 4Q23)



18
21
22
22
25
26
26
28
30
31
34
35
36
42
WBS
HBAN
CFG
KEY
SNV
FITB
FHN
BOKF
MTB
WAL
RF
ZION
CFR
CMA
Peer Average

Full Year Loan Growth
(Avg.; percentages; FY23 vs FY22)



6.8
7.0
CMA
Peer Avg.

Loan Yield
(percentages; 4Q23)



6.38
6.26
CMA
Peer Avg.

Interest-Bearing Deposit Cost
(percentages; FY23)



2.52
2.41
CMA
Peer Avg.

Loan to Deposit Ratio
(Period-end; percentages; 4Q23)



45
69
70
77
77
77
78
81
82
82
83
86
91
93
CFR
FITB
BOKF
RF
ZION
KEY
CMA
HBAN
MTB
CFG
WBS
SNV
WAL
FHN
Peer Average

4Q23 • Source for peer data: S&P Global Market Intelligence & company press releases

©2024, Comerica Inc. All rights reserved.

17

Loans

Comerica

Strategic optimization efforts prioritized relationships; positioned for enhanced returns & growth

Loans
($ in billions)



52.4
53.5
55.4
54.0
52.8
53.4
52.1
5.45
5.89
6.18
6.34
6.38
4Q22
1Q23
2Q23
3Q23
4Q23
3Q23
4Q23
Average Balances
Period-end
Loan Yields %

Average loans decreased $1.2B[1], or 2.2%

- $543MM Mortgage Banker (strategic exit)
- $433MM General Middle Market
- $361MM Equity Fund Services
- $336MM Corporate Banking
+ $377MM Commercial Real Estate[2]
+ $284MM National Dealer Services

Loan Commitments Declined with Increased Selectivity
(period-end: $ in billions)



56.5
57.5
57.0
55.5
53.7
45%
46%
47%
47%
48%
4Q22
1Q23
2Q23
3Q23
4Q23
Utilization

4Q23 compared to 3Q23 • [1]See Quarterly Average Loans slide for more details • [2]See Commercial Real Estate slide for more details

©2024, Comerica Inc. All rights reserved.

18

Deposits

Trends reflect stability & strong customer relationships

Comerica



Deposits
($ in billions)
71.4
67.8
64.3
65.9
66.0
0.97
1.52
2.37
2.90
3.12
4Q22
1Q23
2Q23
3Q23
4Q23
Average Balances
Deposit Rate¹ %



Favorable Mix
(period-end,$ in billions)
67.2
66.8
45%
42%
3Q23
4Q23
NIB
IB

Average deposits increased $0.2B, or 0.2%

- \+ $614MM General Middle Market
- \+ $240MM Retail Bank
- \+ $198MM Corporate Banking
- \- $564MM brokered time deposits
- \- $176MM Mortgage Banker Finance (strategic exit)
- \- $129MM National Dealer Services

- Interest-bearing increase of $1.4B; Noninterest-bearing decline of $1.2B
- Cumulative interest-bearing deposit beta of 58%
- 4Q23 average NIB at 42% of total deposits, impacted by success in growing interest-bearing deposits; NIB balances trending in line with expectation



Deposit Growth²
(period-end; 12/27/23 vs. 5/31/23)
7.39%
1.74%
1.14%
CMA
All Commercial Banks
Large Commercial Banks

4Q23 compared to 3Q23 • ¹Interest costs on interest-bearing deposits • ²Deposit growth calculated as the difference between ending deposit balances for the dates outlined using H.8 data

©2024, Comerica Inc. All rights reserved.

19

Attractive Deposit Profile

Further enhanced our strong deposit franchise

Comerica

Deposit portfolio has better risk characteristics

- Less concentrated in more vulnerable businesses
- Lower price sensitivity
- Lower percent of uninsured & excess deposits
- Retained strong mix of 42% noninterest-bearing



Diversified Deposit Base
(4Q23 average)
Wealth Management 6%
Other 8%
Retail Bank 37%
Commercial Bank 49%

Stronger Profile than Pre-Pandemic

($ in billions)	YE 2019	YE 2022	12/31/2023
Loan-to-Deposit Ratio	88%	75%	78%
Total Deposits (Period-end)	$57.3	$71.4	$66.8
% Uninsured Deposits Per Call Report	60%	64%	47%[2]
Adjusted for Affiliate Deposits[1]	54%	57%	41%[2]

Stable & Tenured Core Deposit Base³

Diversified Across Markets & Businesses	• Highest concentrations in Retail Consumer (28%), Middle Market Lending (12%) & Small Business Banking (8%), inherently diversified business lines • Geographically dispersed
Holistic, Connected Relationships	• ~95% of Commercial Bank noninterest-bearing deposits utilize Treasury Management services; ~91% have ECA • Average Middle Market relationship has >7 Treasury Management products • ~90% Retail customers have checking account⁴
Tenured	• Average Middle Market relationship >15 years • Average Retail relationship >15 years⁴
Active Operating Accounts	• Average Middle Market relationship deposit balances of ~$8MM (includes ~$2MM in non-interest bearing) • Average Retail customer checking account balance of $27.7K⁴

4Q23 compared to 3Q23 • ¹Represents uninsured deposits using total deposits at the consolidated level for Comerica Inc. & subsidiaries, which is consistent with the presentation on the consolidated balance sheet, & excludes uninsured deposits eliminated in consolidation • ²12/31/23 is estimated • ³As of 12/31/23 • ⁴Includes consumer & small business

©2024, Comerica Inc. All rights reserved.

20

Descriptions of Notable Items

Comerica

Subject	Description
FDIC special assessment	• CMA recorded expense related to the FDIC's Deposit Insurance Fund (DIF) special assessment
Impact of BSBY cessation announcement	• On November 15, 2023, Bloomberg Index Services Limited ("BISL") officially announced the future permanent cessation of Bloomberg Short-Term Bank Yield Index ("BSBY") on November 15, 2024. • This announcement resulted in a temporary loss of hedge accounting for a portion of cash flow hedges, driving recognition of non-cash unrealized losses related to applicable swaps previously in AOCI & an impact to net interest income.
Expense re-calibration initiatives	• Actions taken to enhance earnings power & create capacity for strategic & risk management investments resulted in severance charges
Ameriprise partnership accounting	• Based on the terms of our Ameriprise relationship, reallocation of certain items previously within noninterest income & noninterest expense now presented within noninterest income. No bottom-line impact as these changes fully offset one another.

©2024, Comerica Inc. All rights reserved.

21

CMA vs Peers

Comerica

Net Charge-offs (recoveries)
(percentages; FY23)



0.04
0.06
0.06
0.08
0.19
0.21
0.21
0.22
0.28
0.32
0.33
0.35
0.40
0.40
CMA
ZION
WAL
BOKF
CFR
KEY
WBS
HBAN
FHN
FITB
MTB
SNV
RF
CFG

CET1 (Capital) Ratio
(percentages; 4Q23)



11.09
10.88
CMA
Peer Avg.

Net Interest Margin
(percentages; 4Q23)



2.91
7 bps increase QoQ
3.12
6 bps decrease QoQ
CMA
Peer Avg.

Net Interest Margin
(percentages; FY23)



3.06
3.26
CMA
Peer Avg.

4Q23 • Source for peer data: S&P Global Market Intelligence & company press releases

©2024, Comerica Inc. All rights reserved.

22

©2024, Comerica Inc. All rights reserved. Liquidity Enabled wholesale funding repayments; maintain significant capacity 12/31/23 1Bank Term Funding Program 23 • Repaid $1.8B of wholesale funding: • $1.2B in maturing FHLB advances • $564MM in brokered time deposits • Scheduled FHLB Maturities of $3.6B in 2024 & $1B annually from 2025-2028 • Successful $1B debt issuance subsequent to 4Q23 earnings release. Maturity in 2030, not reflected in graph. Source (12/31/23) $ in billions Amount or Total Capacity Remaining Capacity Cash 7.9 7.9 FHLB (securities & loan collateral) 17.1 9.5 BTFP1 (securities collateral) 9.3 9.3 Discount Window (loan collateral) 21.0 21.0 Total Liquidity Capacity $47.7 billion Total Liquidity Capacity (ex. Discount Window) $26.7 billion Low Unsecured Debt Obligations (Debt Maturities, $ in millions) 78% 86% 50% 60% 70% 80% 90% 100% 110% 120% 130% 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 1Q 23 2Q 23 3Q 23 4Q 23 Loan to Deposit Ratio Below Historical Average (period-end) 500 350 400 550 500 2024 2025 2026 2027 2028 2029 2033 Securities Portfolio Rate movement accelerated unrealized loss recapture; expect future maturities to enhance earnings power 12/31/23 Totals shown in graph above may not foot due to rounding 1Outlook as of 1/19/24 assuming 12/31/23 forward curve 2Amortized cost reflects securities at par net of repayments and remaining unaccreted discount or premium 3Estimated as of 12/31/23 Period-end 4Q23 portfolio increased $0.6B - $324MM MBS payments & $100MM Treasury maturities + $975MM fair value change (pre-tax) • Average 4Q23 portfolio decreased $592MM • 1Q24: Estimated repayments ~$340MM MBS1 • Duration of 5.5 years3 • Extends to 6.1 years under +200bps instantaneous rate increase3 • Net securities-related AOCI unrealized loss decreased to $2.0B (after tax) Portfolio Strategy • Utilize natural portfolio attrition as liquidity source • Pledge portfolio as collateral to access wholesale funding as needed • 100% of portfolio is available-for-sale • No current intention to sell or restructure Expected Repayments & Maturities1 ($ in millions) ©2024, Comerica Bank. All rights reserved. 24 Repayments created liquidity (period-end; $ in billions) 2 12.4 18.3 17.4 16.3 16.9 (0.1) 2.7 2.9 3.6 2.7 12.3 21.0 20.4 20.0 19.5 4Q19 1Q23 2Q23 3Q23 4Q23 Valuation Adjustment Fair Value (Reported on Balance Sheet) Amortized Cost 440 650 625 625 520 1.71 1.41 1.54 1.39 1.42 1Q24 2Q24 3Q24 4Q24 1Q25 Maturing Yield %Repayment & Maturity Estimate

Net Interest Income

Remained effectively rate neutral; NIM benefited from wholesale funding repayments



Net Interest Income
($ in millions)
742
708
621
601
584
3.74
3.57
2.93
2.84
2.91
4Q22
1Q23
2Q23
3Q23
4Q23
Net Interest Margin %

Net impact due to rates: ($17MM) on Net Interest Income & (7bps) on the NIM

$601MM		3Q23		2.84%
- 13MM		**Loans**		- 0.02
	- 22MM	Lower balances	- 0.07	
	+ 6MM	Higher rates, incl. swaps	+ 0.04	
	+ 3MM	BSBY Cessation	+ 0.01	
- 1MM		**Securities Portfolio**		- 0.00
- 40MM		**Fed Deposits**		- 0.09
	- 42MM	Lower balances	- 0.10	
	+ 2MM	Rates	+ 0.01	
- 31MM		**Deposits**		- 0.15
	- 20MM	Rates	- 0.09	
	- 11MM	Interest-bearing balances & mix	- 0.06	
+ 68MM		**Wholesale Funding**		+ 0.33
	+ 70MM	FHLB advances	+ 0.35	
	+ 3MM	Medium & long-term debt	+ 0.01	
	- 5MM	Rates, incl. swaps	- 0.03	
$584MM		4Q23		2.91%

4Q23 compared to 3Q23

©2024, Comerica Inc. All rights reserved.

25

Interest Rate Sensitivity

Well positioned to protect income as rates decline



Swaps as of 12/31/23[1]
($ in billions; average; weighted average yield)
22.4
23.6
23.0
20.1
15.0
9.8
4.6
0.8
2.38%
2.50%
2.57%
2.68%
2.72%
2.85%
2.95%
2.97%
FY23
FY24
FY25
FY26
FY27
FY28
FY29
FY30

- No new swaps added in 2023
- Net unrealized swap losses in AOCI decreased $672MM to $605MM at 12/31/23 (after-tax)
- BSBY cessation & swap re-designation does not impact above table
  - Nov '23 announcement resulted in net $88MM non-cash loss & no change to ongoing swap cashflow recognition in earnings
  - Loss will accrete back & majority expected in '25 & '26
  - Do not expect significant impact in '24, but subject to mark-to-market volatility until remaining BSBY swaps re-designated to SOFR early 2024

Sensitivity Analysis as of 12/31/23

Estimated 12-Month Net Interest Income Impact Relative to Baseline

100 bps gradual decrease	$23MM
100 bps gradual decrease & 60% incremental beta	$44MM
100 bps gradual increase	-$36MM
100 bps gradual increase & 60% incremental beta	-$65MM

12/31/23 Model Assumptions[2]
100 bps (50 bps avg) gradual, non-parallel rise

	Rates UP	Rates DOWN
Loan Balances	Modest increase	Modest decrease
Deposit Balances	Moderate decrease	Moderate increase
Deposit Beta	~48% per incremental change	
Securities Portfolio	Partial reinvestment of cash flows	
Hedging (Swaps)	No additions modeled	

12/31/23 • [1]Received fix/pay floating swaps; maturities extend through 3Q30; Table reflects the ultimate swaps average notional balances & weighted average yields post CME LIBOR transition for terms of current & forward starting swaps currently under contract & assumes no future termination • [2]For methodology see Company's Form 10-K, as filed with the SEC. Estimates are based on simulation modeling analysis from our base case which utilizes December 2023 average balances & assume all loan hedges quality for hedge accounting

©2024, Comerica Inc. All rights reserved.

26

244 221 186 154 178 0.46 0.40 0.33 0.29 0.34 (0.10) 0.10 0.30 0.50 0.70 0.90 1.10 1.30 1.50 4Q22 1Q23 2Q23 3Q23 4Q23 NPA/Loans % Credit Quality Modest net charge-offs below historical levels; migration remains manageable 4Q23 compared to 3Q23 1Criticized loans are consistent with regulatory defined Special Mention, Substandard, & Doubtful categories Source for peer data: S&P Global Market Intelligence & company press releases Modest Increase in Nonperforming Assets ($ in millions) Criticized Loans1 Below Historical Level ($ in millions) 661 693 728 736 728 1.24 1.26 1.31 1.38 1.40 - 1.00 2.00 3.00 4.00 5.00 6.00 4Q22 1Q23 2Q23 3Q23 4Q23 ACL/Loans % Allowance for Credit Losses Decreased ($ in millions) 1,572 1,918 2,048 2,290 2,405 2.9 3.5 3.7 4.3 4.6 - 2.00 4.00 6.00 8.00 10.00 12.00 4Q22 1Q23 2Q23 3Q23 4Q23 Criticized/Loans % 27©2024, Comerica Inc. All rights reserved. (4) (2) (2) 6 20 - 2.00 4.00 6.00 8.00 10.00 12.00 4Q22 1Q23 2Q23 3Q23 4Q23 Net Charge-Offs (Recoveries) ($ in millions) Loan Loss Reserve Ratio (as a percentage of total loans; 4Q23) 0.65 1.10 1.16 1.18 1.25 1.25 1.31 1.32 1.33 1.43 1.59 1.60 1.84 1.97 W A L SN V B O K F ZI O N FH N W B S C FR C M A K EY C FG M TB R F H B A N FI TB 0.32 0.34 0.39 0.40 0.43 0.52 0.58 0.59 0.62 0.66 0.75 0.84 0.93 1.62 C FR C M A ZI O N W A L W B S K EY H B A N FI TB B O K F SN V FH N R F C FG M TB 0.06 0.07 0.07 0.15 0.23 0.23 0.27 0.27 0.31 0.32 0.38 0.45 0.46 0.53 ZI O N B O K F W A L C M A FH N C FR K EY W B S H B A N FI TB SN V M TB C FG R F Credit Quality 4Q23 Source for peer data: S&P Global Market Intelligence & company press releases Nonperforming Assets Ratio (as a percentage of total loans & foreclosed property; 4Q23) • Well-diversified, relationship-based portfolio • Experienced managers with deep expertise • Conservative, consistent underwriting standards • Proactive, frequent customer dialogue -0.5 0.0 0.5 1.0 1.5 2.0 2.5 3.0 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 1Q 23 2Q 23 3Q 23 4Q 23 Total CMA Peer Average Net Charge-offs Through Cycle (as a % of average loans) ©2024, Comerica Inc. All rights reserved. 28 Net Charge-offs (recoveries) (as a percentage of average loans; 4Q23)

Noninterest Income Impacted by BSBY cessation accounting; customer-related income growth remains a priority 4Q23 compared to 3Q23 1Risk management hedging income related to an increase in price alignment (PA) received for Comerica’s centrally cleared risk management positions $8MM 4Q22, $8MM 1Q23, $6MM 2Q23, $17MM 3Q23, $18MM 4Q23 2Includes Credit Valuation Adjustment (CVA) $1MM 4Q22, $1MM 1Q23, $1MM 2Q23, ($2MM) 3Q23, ($0.2MM) 4Q23; Includes gains/(losses) related to deferred comp asset returns of $6MM 4Q22, $4MM 1Q23, $4MM 2Q23, ($3MM) 3Q23, $8MM 4Q23 3BSBY to cease being published in November 2024; therefore, while swaps hedges of BSBY-indexed loans will be transitioned to a different index, temporary loss of hedge accounting resulted in $91 million in net hedging losses recorded in the fourth quarter. Losses are expected to accrete back into income over the life of the swaps (majority in 2025 and 2026), resulting in no impact to the economics of the swaps. Noninterest Income1 ($ in millions) 278 282 303 295 198 4Q22 1Q23 2Q23 3Q23 4Q23 Decreased $97MM 2 - $91MM hedge accounting loss3 - $3MM fiduciary income (includes Ameriprise, -$2MM) - $3MM card fees - $3MM securities trading income (includes Ameriprise, -$2MM) - $3MM FHLB stock dividends - $2MM service charges on deposit accounts - $2MM commercial lending fees - $2MM bank-owned life insurance + $11MM deferred compensation (offset in noninterest expenses) + $2MM brokerage fees (impact of Ameriprise) 29©2024, Comerica Inc. All rights reserved. Notable Items in 4Q results • BSBY: $91MM non-cash, net loss due to BSBY cessation • Ameriprise: $2MM decline in noninterest income due to reallocation of income & reclassification of salaries & benefits costs (all offset by decline in noninterest expense) - $2MM fiduciary - $2MM other income (includes securities trading income) + $2MM brokerage fees 541 551 535 555 718 53.0 55.5 57.7 61.9 91.9 4Q22 1Q23 2Q23 3Q23 4Q23 Efficiency Ratio % Noninterest Expenses1,2 ($ in millions) Noninterest Expenses Actions expected to enhance earnings power & drive efficiency 4Q23 compared to 3Q23 1Modernization initiative $7MM 3Q22; $18MM 4Q22; FY22 $38MM; $16MM 1Q23, $7MM 2Q23, ($14MM) 3Q23, ($4MM) 4Q23; FY23 $5MM 2Gains/(losses) related to deferred comp plan of $6MM 4Q22, $4MM 1Q23, $4MM 2Q23, ($3MM) 3Q23, $8MM 4Q23 Increased $163MM + $113MM FDIC insurance (includes special assessment, $109MM) + $44MM salaries & benefits (includes Ameriprise, -$2MM) + $23MM severance costs (includes expense initiatives, $25MM) + $11MM deferred compensation (offset in noninterest income) + $4MM temporary labor + $3MM staff insurance + $10MM other noninterest expense + $7MM lower gains on the sale of real estate + $6MM consulting + Smaller increases in various categories - $10MM litigation & regulatory-related expenses - $5MM outside processing 30©2024, Comerica Inc. All rights reserved. Notable Items in 4Q results • FDIC: $109MM expense related to special one-time FDIC assessment • Expense re-calibration initiatives: $25MM in severance from efficiency efforts intended to enhance earnings power & create investment capacity • Ameriprise: $2MM decline due to accounting for new partnership salaries & benefits costs, offset by decline in noninterest income

Expense Re-Calibration

Actions taken to enhance returns & position for sustainable success

Optimizing…

Banking center & real estate footprint

- Close 26 banking centers across MI, TX, CA & AZ
- Continued re-alignment of corporate facilities

Colleague efficiency & processes

- Streamline managerial layers
  - Organizational re-alignment
  - Other staffing efficiencies
- Eliminated ~250 total positions
  - Product optimization
  - Review third party spend

…to reinvest in

Strategic Growth

Risk Management

& drive future

Earnings Power

- $45MM reduction in 2024 expenses
- $55MM reduction in 2025 expenses

©2024, Comerica Inc. All rights reserved.

31

Expense Management

Track record of discipline & efficiency

- Balancing selective, strategic investments to support revenue generation & further enhance risk management
- Continued investment in technology
- Optimizing footprint, modernizing facilities

5-year Noninterest Expense CAGR

FY23 vs. FY18	
CMA	5.63%
Peer Average	10.04%
Peer Average ex. WAL[1]	8.32%

Employees
(FTE)


9,035
7,701
-15%
2012
4Q23

Revenue / Employee[2]
(FY23; $ in millions)


466
457
CMA
Peer Avg.

12/31/23 • Source for peer data: S&P Global Market Intelligence • [1]Excluding WAL due to mergers & acquisitions • [2]BOKF, CFR, MTB, SNV & WBS utilizing 3Q23 number of employees due to data availability

©2024, Comerica Inc. All rights reserved.

32

Quarterly Average Loans

Comerica

Business Line	4Q23	3Q23	4Q22
Middle Market			
General	$12.0	$12.5	$12.8
Energy	1.4	1.5	1.4
National Dealer Services	6.0	5.8	5.1
Entertainment	1.1	1.1	1.3
Tech. & Life Sciences	0.8	0.8	0.9
Equity Fund Services	2.5	2.8	3.3
Environmental Services	2.4	2.4	2.2
Total Middle Market	$26.2	$26.9	$27.0
Corporate Banking			
US Banking	4.3	4.6	4.3
International	1.6	1.6	1.6
Commercial Real Estate	9.7	9.4	7.7
Mortgage Banker Finance	0.3	0.9	1.3
Business Banking	3.1	3.1	3.2
Commercial Bank	**$45.4**	**$46.5**	**$45.1**
Retail Bank	**$2.3**	**$2.3**	**$2.2**
Wealth Management	**$5.2**	**$5.2**	**$5.1**
TOTAL	**$52.8**	**$54.0**	**$52.4**

By Market	4Q23	3Q23	4Q22
Michigan	$12.1	$12.4	$12.2
California	18.8	18.6	18.4
Texas	12.5	12.6	10.9
Other Markets[1]	9.5	10.4	10.9
TOTAL	**$52.8**	**$54.0**	**$52.4**

Loan Portfolio
(4Q23 Period-end)



$52.1B
Fixed Rate[2] 40%
Prime-based 3%
90-Day+ Rate 6%
≤30-Day Rate[3] 51%

$ in billions • Totals shown above may not foot due to rounding. Certain prior quarter amounts have been reclassified to conform to the current quarter presentation. • [1]Other Markets includes FL, AZ, International Finance Division & businesses that have a significant presence outside of the three primary geographic markets • [2]Fixed rate loans include $22.9B receive fixed/pay floating (30-day) SOFR, BSBY & Prime interest rate swaps; Forward dated swaps are excluded; Fixed Rate Loans were 8% of the portfolio excluding interest rate swaps, • [3]Includes ~2.7% of Daily SOFR

©2024, Comerica Inc. All rights reserved.

33

Full Year Average Loans

Comerica

Business Line	2023	2022
Middle Market		
General	$12.6	$12.7
Energy	1.5	1.4
National Dealer Services	5.8	4.6
Entertainment	1.2	1.1
Tech. & Life Sciences	0.9	0.9
Equity Fund Services	3.0	3.3
Environmental Services	2.4	2.1
Total Middle Market	$27.2	$26.2
Corporate Banking		
US Banking	4.4	4.0
International	1.6	1.5
Commercial Real Estate	9.1	6.9
Mortgage Banker Finance	0.9	1.6
Business Banking	3.2	3.3
Commercial Bank	**$46.4**	**$43.5**
Retail Bank	**$2.2**	**$2.1**
Wealth Management	**$5.2**	**$4.9**
TOTAL	**$53.9**	**$50.5**

By Market	2023	2022
Michigan	$12.3	$12.0
California	18.7	17.7
Texas	12.3	10.2
Other Markets[1]	10.6	10.6
TOTAL	**$53.9**	**$50.5**

- Middle Market: Serving companies with revenues generally between $30-$500MM
- Corporate Banking: Serving companies (and their U.S. based subsidiaries) with revenues generally over $500MM
- Business Banking: Serving companies with revenues generally under $30MM

$ in billions • Totals shown above may not foot due to rounding. Certain prior period amounts have been reclassified to conform to the current quarter presentation. • [1]Other Markets includes FL, AZ, International Finance Division & businesses that have a significant presence outside of the 3 primary geographic markets

©2024, Comerica Inc. All rights reserved.

34

Quarterly Average Deposits

Comerica

Business Line	4Q23	3Q23	4Q22
Middle Market			
General	$17.2	$16.6	$18.7
Energy	0.3	0.3	1.3
National Dealer Services	0.9	1.0	1.2
Entertainment	0.2	0.3	0.3
Tech. & Life Sciences	3.3	3.3	5.2
Equity Fund Services	1.0	0.9	1.2
Environmental Services	0.4	0.4	0.4
Total Middle Market	$23.3	$22.7	$28.4
Corporate Banking			
US Banking	2.1	2.0	1.9
International	1.9	1.8	2.1
Commercial Real Estate	1.5	1.4	2.3
Mortgage Banker Finance	0.1	0.3	0.4
Business Banking	3.6	3.6	4.1
Commercial Bank	$32.5	$31.9	$39.2
Retail Bank	$24.3	$24.0	$26.0
Wealth Management	$3.9	$3.9	$5.2
Finance / Other[1]	$5.4	$6.0	$1.0
TOTAL	$66.0	$65.9	$71.4

By Market	4Q23	3Q23	4Q22
Michigan	$23.0	$22.5	$25.0
California	16.5	16.3	20.4
Texas	9.4	9.2	11.6
Other Markets[2]	11.8	11.9	13.3
Finance / Other[1]	5.4	6.0	1.0
TOTAL	$66.0	$65.9	$71.4

Strong Deposit Mix: 42% noninterest-bearing

(4Q23 Average)


Retail Noninterest-bearing 11%
Total $66.0B
Commercial Noninterest-bearing 31%
Commercial Interest-bearing 31%
Retail Interest-bearing 27%

$ in billions • Totals shown above may not foot due to rounding. Certain prior quarter amounts have been reclassified to conform to the current quarter presentation. • [1]Finance/Other includes items not directly associated with the geographic markets or the three major business segments • [2]Other Markets includes FL, AZ, International Finance Division & businesses that have a significant presence outside of the three primary geographic markets

©2024, Comerica Inc. All rights reserved.

35

Full Year Average Deposits

Comerica

Business Line	2023	2022
Middle Market		
General	$17.0	$20.4
Energy	0.6	1.0
National Dealer Services	1.0	1.5
Entertainment	0.3	0.3
Tech. & Life Sciences	3.6	6.5
Equity Fund Services	1.0	1.2
Environmental Services	0.4	0.3
Total Middle Market	$23.8	$31.2
Corporate Banking		
US Banking	1.9	2.2
International	1.9	2.1
Commercial Real Estate	1.6	2.2
Mortgage Banker Finance	0.3	0.5
Business Banking	3.6	4.3
Commercial Bank	$33.0	$42.6
Retail Bank	$24.4	$26.7
Wealth Management	$4.1	$5.4
Finance / Other[1]	$4.5	$0.8
TOTAL	$66.0	$75.5

By Market	2023	2022
Michigan	$22.9	$26.6
California	16.8	22.5
Texas	9.8	11.5
Other Markets[2]	12.0	14.1
Finance / Other[1]	4.5	0.8
TOTAL	$66.0	$75.5

Highest Noninterest-bearing Deposit Component[3]

(Avg; percentages; 4Q23)


18 WBS
21 HBAN
22 CFG
22 KEY
25 SNV
26 FITB
26 FHN
28 BOKF
30 MTB
31 WAL
34 RF
35 ZION
36 CFR
42 CMA
Peer Average

$ in billions • Totals shown above may not foot due to rounding. Certain prior period amounts have been reclassified to conform to the current quarter presentation. • [1]Finance/Other includes items not directly associated with the geographic markets or the 3 major business segments • [2]Other Markets includes FL, AZ, International Finance Division & businesses that have a significant presence outside of the three primary geographic markets • [3]Source for peer data: S&P Global Market Intelligence

©2024, Comerica Inc. All rights reserved.

36

Impact of BSBY Cessation

Majority expected to accrete into income in '25 & '26

		4Q23	2024	2025-2028
Loss Treatment	BSBY swap losses as of 11/15/23	One time loss & partial amortization	Amortized losses in NII	Amortized losses in NII
Income Treatment	Recognition of losses back as income	Mark-to-market gain between 11/15 and 12/31	Accretion of income in NII Subject to rate movement until re-designation Change in Fair Value in Noninterest income Subject to rate movement until re-designation	Accretion of income in NII
Pre-Tax Income Impact		$88MM net non-cash pre-tax loss	Expect muted impact; +/- subject to market volatility until re-designation of remaining impacted swaps to SOFR	Expect most of $88MM accretion back into income with majority in '25

Note: The above does not consider the normal settlements for swaps not impacted by this announcement that will continue to be recorded in net interest income. Periodic settlement of hedges impacted by the announcement will be recorded as part of noninterest income instead of net interest income until the hedges are 're-designated.' Majority of hedges expected to be re-designated in early 2024.

©2024, Comerica Inc. All rights reserved.

37

Shared National Credit (SNC) Relationships

Credit quality of our SNC relationships better than portfolio average

- SNC loans decreased $472MM compared to 3Q23
- SNC relationships included in business line balances; we do not have a dedicated SNC line of business
- Approximately 723 borrowers
- Comerica is agent for approx. 27% of loans
- Strategy: Pursue full relationships with ancillary business
- Adhere to same credit underwriting standards as rest of loan book
- Only 3% of SNCs were criticized
- 11% of SNCs were leveraged

Period-end Loans

($ in billions)



Environmental Services $1.0 9%
Mortgage Banker $0.2 2%
Commercial Real Estate $1.1 9%
Entertainment $0.7 6%
Energy $1.3 11%
Corporate Banking $2.8 23%
Total $11.8B
National Dealer Services $1.1 9%
Equity Fund Services $1.0 8%
General Middle Market $2.5 22%
Tech. & Life Sciences $0.2 1%
= Total Middle Market (66%)

12/31/23 • SNCs are facilities greater than $100 million shared by three or more federally supervised financial institutions which are reviewed by regulatory authorities at the agent bank level

©2024, Comerica Inc. All rights reserved.

38

The Retail Bank: More than a Leading Bank for Business

Banking Personal and Small Business customers in growth markets across the US

37% of Bank's Total Deposits	18% Small Business Customers
~400 Banking Centers 32 Districts 5 Regions	Alternative Channels: • Contact Center • ATM / ITM • Online & Mobile
82% Personal Customers	Avg. customer deposit ~$27.7K

Investing for Growth with 3 Key Initiatives

Elevating Small Business

Strategic investment in sales coverage, marketing and essential technology to enable growth.

Modernizing for Growth

Harness digital investments to transform experience, drive growth and expand into new markets.

Enabling Performance

Reimagined roles, expectations and behaviors drive consistency in customer engagement and experience.

Aspirational Target for Small Business:
Top 10 market share in all major markets; currently 3rd in Michigan

11% Sustained Growth in Customers[1]	Small business bankers, Business HQ, and award-winning marketing, all contribute to sustained growth in the initial Dallas / Fort Worth pilot area
5X Small Business Bankers	In 18 months, we've expanded coverage so that Small Business Bankers support 80% of our Banking Centers and 92% of our LMI locations
24% YoY Loan Origination Growth[1]	Contemporary products such as Comerica Small Business Convenient Capital™, and Comerica Maximize contribute growth and access to capital across our retail footprint
Comerica SmallBizCo-op. Comerica CoWorkSpaces. For Small Business	Newly-curated small business experiences have over 1,600 customers gaining access to Comerica resources or utilizing office space
12% Productivity Growth[1,2]	Banking Centers completing Retail Reimagined transformation see an average lift in new deposit account productivity versus prior periods

12/31/23 • [1]12/31/23 compared to 12/31/22 • [2]As of 10/31/23
©2024, Comerica Inc. All rights reserved.

39

Commercial Real Estate Business Line

Growth driven by multifamily & industrial projects; excellent credit quality

Primarily Lower Risk Multifamily & Industrial[1]
(4Q23 period-end)


Industrial / Storage 34%
Retail 5%
Office 6%
Single Family 2%
Total $9.4B
Other 3%
Land Carry 2%
Multi use 2%
Multifamily 46%

Excellent Credit Quality in Commercial Real Estate Business
No significant net charge-offs since 2014
($ in millions)

	4Q22	1Q23	2Q23	3Q23	4Q23
NAL	0.9	0.9	0.9	0.0	18
Criticized[2]	16	218	246	458	481
% Criticized	0.2%	2.5%	2.7%	4.8%	4.8%
NCO (Recoveries)	(0.01)	(0.05)	(0.13)	(0.70)	(0.38)

Strong Credit Profile Driven by:

- Long history of working with well-established, proven developers; >90% of new commitments from existing customers
- Experienced relationship team; average tenure:
  - CRE line of business leadership: ~27 yrs
  - Relationship managers: ~18 yrs
  - CRE credit approval team: ~24 yrs
- Significant up-front equity required (typically averaging 35-40%, often from institutional investors)
- ~70% has recourse
- Majority of commitments are construction
- Primary strategy is financing development of Class A, urban infill multi-family & warehouse distribution in major sun belt metros (34% CA, 27% TX, 11% Southeast, 10% Southwest)
- Modest credit migration driven by elevated rate environment, but remained very manageable
- >60% of the portfolio maturing by the end of 2025

Total CMA Office Exposure

- **Not primary strategy:** Total CMA office loans of $824MM, or <2% of total loans; outstandings within CRE LOB of $552MM, or ~1% of total CMA loans
- **Selective geography:** Urban in-fill & suburban strategy
- **Majority recourse:** Strong sponsors critical to underwriting
- **Monitoring credit:** Criticized loans totaling $154MM (or ~19% of total office portfolio)

12/31/23 • [1]Excludes CRE business line loans not secured by real estate • [2]Criticized loans are consistent with regulatory defined Special Mention, Substandard, & Doubtful categories
©2024, Comerica Inc. All rights reserved.

40

Total Commercial Real Estate Exposure

Almost 40% of total CRE exposure is owner-occupied



Total Commercial Real Estate Exposure from 12/31/23 10-K
CRE Line of Business[1] $9.3B
Owner-Occupied $7.3B
Investor Owned $2.2B
Outside of the Commercial Real Estate Line of Business

Within total CMA CRE exposure:

- 49% within our CRE LOB, or 18% of total CMA loans
- 39% is owner-occupied, or 14% of total CMA loans
- 12% is investor-owned, majority in Private Banking

Key Credit Metrics for Select Commercial Real Estate Portfolios

Office Portfolio

$ in millions	12/31/23	9/30/23
Total Loans	$823.7	$824.9
Avg Loan Outstanding	$5.6	$5.6
Net Charge Offs	0.32%[3]	0%
Delinquencies	1.1%	0%
Non-performing Loans	2.2%	0%
Criticized Loans	19%	10%

$ in millions	12/31/23
California	$393.5
Texas	236.8
Washington	39.7
Michigan	37.9
Arizona	32.4
Nevada	12.0
Georgia	5.7
Illinois	4.5
Florida	1.5
Subtotal	764.1
Other[2]	59.7
Total Loans	**$823.7**

Multi-Family Portfolio

$ in millions	12/31/23	9/30/23
Total Loans	$4,592.5	$4,355.1
Avg Loan Outstanding	$15.0	$13.6
Net Charge Offs	0%	0%
Delinquencies	0%	0.9%
Non-performing Loans	0%	0%
Criticized Loans	5%	6%

$ in millions	12/31/23
California	$1,612.9
Texas	1,304.0
Florida	295.9
Washington	189.6
Michigan	181.0
Arizona	171.7
North Carolina	162.7
Oregon	129.0
Nevada	99.2
Subtotal	4,145.9
Other[2]	446.5
Total Loans	**$4,592.5**

12/31/23 • [1]Primarily loans to real estate developers • [2]Other includes various other states • [3]4Q annualized

©2024, Comerica Inc. All rights reserved.

41

Energy

Primarily E&P exposure



Period-end Loans
($ in millions)
1,415
253
1,162
4Q22
1,402
276
1,126
1Q23
1,480
312
1,168
2Q23
1,437
310
1,127
3Q23
1,382
312
1,070
4Q23
Midstream
Exploration & Production[1]

- Exposure $3.3B / 42% utilization
- Hedged 50% or more of production
  - At least one year: 60% of customers
  - At least two years: 34% of customers
- Focus on larger, sophisticated E&P and Midstream companies
- E&P:
  - 49% Oil-focused
  - 26% Natural Gas focused
  - 25% Oil/Gas balanced
- Excellent credit quality
  - <1% Criticized loans
  - $(144K) Net recoveries

12/31/23 • [1]Includes Services of 4Q22 $13MM, 1Q23 $16MM; 2Q23 $21MM; 3Q23 $27MM; 4Q23 $11MM

©2024, Comerica Inc. All rights reserved.

42

Toyota/Lexus 12% Honda/Acura 9% Ford 8% GM 6% Jaguar/Land Rover 7% Stellantis 10% Mercedes 6% Nissan/ Infiniti 3% Other European 13%Other Asian 6% Other 20% National Dealer Services 75+ years of floor plan lending 12/31/23 1Other includes obligations where a primary franchise is indeterminable (rental car and leasing companies, heavy truck, recreational vehicles, and non-floor plan loans) Franchise Distribution (Based on period-end loan outstandings) • Top tier strategy • National in scope • Focus on “Mega Dealer” (five or more dealerships in group) • Strong credit quality; Robust monitoring of company inventory & performance • Floor Plan remained below historical averages 4. 0 3. 6 2. 8 1. 9 2. 2 2. 0 1. 2 0. 6 0. 6 0. 6 0. 8 1. 0 1. 2 1. 4 1. 7 1. 7 2. 1 7. 3 6. 8 6. 2 5. 3 5. 5 5. 3 4. 4 3. 8 3. 9 4. 1 4. 5 4. 8 5. 1 5. 4 5. 8 5. 8 6. 0 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 2Q 22 3Q 22 4Q 22 1Q 23 2Q 23 3Q 23 4Q 23 Floor Plan Average Loans ($ in billions)Total $6.1B 1 ©2024, Comerica Inc. All rights reserved. 43 5,241 4,443 3,408 3,281 3,312 0 1,000 2,000 3,000 4,000 5,000 6,000 4Q22 1Q23 2Q23 3Q23 4Q23 943 931 909 832 791 4Q22 1Q23 2Q23 3Q23 4Q23 Technology & Life Sciences ~30 years of deep expertise & strong relationships with top-tier investors 12/31/23 Average Loans ($ in millions) • Manage concentration to numerous verticals to ensure widely diversified portfolio • Closely monitor cash balances & maintain robust backroom operation • 10 offices throughout US & Canada Average Deposits Stable since mid-May ($ in millions) Growth 52% Early Stage 14% Late Stage 34% Customer Segment Overview (approximate; 4Q23 period-end loans) Total $727MM ©2024, Comerica Inc. All rights reserved. 44

Equity Fund Services

Strong relationships with top-tier Private Equity firms

Comerica

- Customized solutions for Private Equity firms
  - Credit Facilities (Funds, General Partners, Management Companies)
  - Treasury Management
  - Capital Markets, including Syndication
- Customers in the US & Canada
- Well-diversified across funds with various industry strategies
- Drives connectivity with other teams
  - Middle Market
  - Commercial Real Estate
  - Environmental Services
  - Energy
  - TLS
  - Private Banking
- Strong credit profile
  - No charge-offs
  - No criticized loans



Average Loans
($ in millions)
3,317
3,371
3,378
2,815
2,453
4Q22
1Q23
2Q23
3Q23
4Q23

12/31/23

©2024, Comerica Inc. All rights reserved.

45

Environmental Services Department

Experienced team; Specialized industry, committed to growth

Comerica

- 15+ year experienced team with 20+ year management tenure
- Dedicated relationship managers advise & guide customers on profitably growing their business by providing banking solutions
- Focus on middle market-sized companies with full banking relationships
- Historically strong credit quality

Waste Management & Recycling (~80% of loan portfolio)

- Insight & expertise with:
  - Transfer stations, disposal & recycling facilities
  - Commercial & residential waste collection
  - Financing for M&A and growth capital

Renewable Energy Solutions (~20% of loan portfolio)

- Formed group in 2022; active in the landfill-gas-to-energy & biomass industries for more than a decade
- Expanded focus to also include solar, wind, anaerobic digestion, & battery energy standalone storage



Average Loans
($ in millions)
2,237
2,296
2,418
2,383
2,365
4Q22
1Q23
2Q23
3Q23
4Q23

12/31/23

©2024, Comerica Inc. All rights reserved.

46

Direct Express

An important program for CMA & the customers we serve

Program Overview

- **Summary:** Comerica is the exclusive issuer of the Direct Express debit card for 4.5 million federal benefit recipients.
- **Driving Financial Inclusion:** Helping the U.S. Treasury provide recipients ready, safe access to their government benefits was the founding mission of the Direct Express Program. Not only does the innovative prepaid card program deliver benefits more cost effectively and securely, it is an on-ramp to financial inclusion for millions of unbanked Americans - giving recipients the tools they need to participate fully in the economy.
- **Renewal History:** In 2008, 2014 and again in 2020, Comerica was selected by the U.S. Treasury as the Financial Agent for their Direct Express Debit MasterCard Program. Comerica's contract with the U.S. Treasury expires early 2025.
- **Strong Customer Satisfaction:** Comerica has achieved a 90% (or better) cardholder satisfaction rating
- **Prioritizing Security:** Since 2013, the U.S. Treasury has required all federal benefit recipients (with a few grandfathered exceptions) to receive their monthly benefits electronically, either by direct deposit or through the Direct Express debit card. With 100% of cardholders using EMV chip and PIN, it can be considered one of the most secure prepaid cards in the industry.
- **Unique Skill-set:** We have developed the unique infrastructure, compliance and operations to administer this important program.

Deposit Trends

- **Balances:** ~$3B in 4Q23 average deposit balances (large fluctuations throughout the quarter due to timing cause ending balances to vary)
- **Intra-month patterns:** Comerica receives most of the deposit balances on the 1st and 3rd days of each month (subject to change based on weekends or holidays)
- **Peaks & troughs:** In December 2023, highest balance of $5.4B on 1st business day, lowest balance of $2.7B

Investments

- **Enhanced Digital Experience:** Developed a new Direct Express mobile application with a 4.7-star rating and over 113,000 reviews on the Apple App Store; over 1 million mobile app users[1]
- **Meeting Cardholders Where They Are:** Unique partnership with Walmart that allows cardholders to withdraw the full balance on their card (up to $1,000) at less than half the cost that Walmart charges other customers for the same service. Since 90 percent of Direct Express cardholders visit a Walmart at least once a year, this has proven to be a very popular service.



DIRECTEXPRESS
debit
5332 48XX XXXX XXXX
DIRECT EXPRESS
mastercard



DIRECTEXPRESS
Login

4.7 Stars[1]

[1]Apple App Store as of 1/11/24

©2024, Comerica Inc. All rights reserved.

47

Comerica's Core Values

WHY WE ARE HERE

To raise expectations of what a bank can be for our colleagues, customers & communities

WHAT WE BELIEVE

- ONE COMERICA
- THE CUSTOMER COMES FIRST
- THE BIGGER POSSIBLE
- A FORCE FOR GOOD

HOW WE DELIVER

- **Trust**
- **Act**
- **Own**

©2024, Comerica Inc. All rights reserved.

48

Reconciliations

Tangible Common Equity

Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk. The tangible common equity ratio removes the effect of intangible assets from capital and total assets.

(period-end, millions, except per share data)	4Q23	3Q23	2Q23	1Q23	4Q22
Tangible Common Equity					
Total shareholders' equity	$6,406	$4,972	$5,595	$5,994	$5,181
Less fixed-rate non-cumulative perpetual preferred stock	$394	$394	$394	$394	$394
Common shareholders' equity	$6,012	$4,578	$5,201	$5,600	$4,787
Less goodwill	$635	$635	$635	$635	$635
Less other intangible assets	$8	$8	$8	$9	$9
Tangible common equity	$5,369	$3,935	$4,558	$4,956	$4,143
Total assets	$85,834	$85,706	$90,761	$91,127	$85,406
Less goodwill	$635	$635	$635	$635	$635
Less other intangible assets	$8	$8	$8	$9	$9
Tangible assets	$85,191	$85,063	$90,118	$90,483	$84,762
Common equity ratio	7.00%	5.34%	5.73%	6.15%	5.60%
Tangible common equity ratio	6.30%	4.62%	5.06%	5.48%	4.89%

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends.

©2024, Comerica Inc. All rights reserved.

49

Reconciliations Continued

Uninsured Deposits

Comerica believes that the presentation of uninsured deposits adjusted for the impact of affiliate deposits provides enhanced clarity of uninsured deposits at risk. Total uninsured deposits as calculated per regulatory guidance and reported on schedule RC-O of Comerica Bank's Call Report include affiliate deposits, which by definition have a different risk profile than other uninsured deposits. The amounts presented below remove affiliate deposits from the total uninsured deposits number.

	(period-end; millions)	4Q23	3Q23	2Q23	4Q22
(A)	**Total uninsured deposits, as calculated per regulatory guidelines**	$31,485	$31,476	$31,626	$45,492
(B)	**Affiliate deposits**	-$4,064	-$4,088	-$4,412	-$4,458
(A+B)	**Total uninsured deposits, excluding affiliate**	$27,421	$27,388	$27,214	$41,034

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and our performance trends.

©2024, Comerica Inc. All rights reserved.

50

Holding Company Debt Rating

Senior Unsecured/Long-Term Issuer Rating	Moody's	S&P	Fitch
Cullen Frost	A3	A-	-
M&T Bank	Baa1	BBB+	A
BOK Financial	Baa1	BBB+	A
Fifth Third	Baa1	BBB+	A-
Huntington	Baa1	BBB+	A-
Regions Financial	Baa1	BBB+	A-
Citizens Financial Group	Baa1	BBB+	BBB+
Comerica	Baa1	BBB	A-
KeyCorp	Baa2	BBB	BBB+
First Horizon National Corp	Baa3	-	BBB
Western Alliance	Ba1	-	BBB-
Webster Financial	-	BBB	-
Synovus Financial	-	BBB-	BBB

As of 2/29/24 • Source: S&P Global Market Intelligence; Debt Ratings are not a recommendation to buy, sell, or hold securities; Zions Bancorporation excluded due to no holding company

©2024, Comerica Inc. All rights reserved.

51

Bank Debt Rating

Senior Unsecured/Long-Term Issuer Rating	Moody's	S&P	Fitch
Cullen Frost	A3	A	-
Fifth Third	A3	A-	A-
Huntington	A3	A-	A-
M&T Bank	Baa1	A-	A
BOK Financial	Baa1	A-	A
Regions Financial	Baa1	A-	A-
Citizens Financial Group	Baa1	A-	BBB+
Comerica	Baa1	BBB+	A-
KeyCorp	Baa1	BBB+	BBB+
Webster Bank	Baa2	BBB+	-
Zions Bancorporation	Baa2	BBB+	BBB+
First Horizon National Corp	Baa3	-	BBB
Synovus Financial	Baa3	BBB	BBB
Western Alliance	Ba1	-	BBB-

As of 2/29/24 • Source: S&P Global Market Intelligence; Debt Ratings are not a recommendation to buy, sell, or hold securities; Zions Bancorporation ratings are for the bank

©2024, Comerica Inc. All rights reserved.

52